Exhibit 99.3

NICE PRODUCTS INC.

F-1

LEADER CAPITAL HOLDING CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In U.S. dollars except share and per share data)

The following unaudited pro forma combined balance sheet and statements of income are presented to give effect to the acquisition of Nice Products Inc. (“NPI”) by Leader Capital Holdings Corp. (“LCHD”)(the “Acquisition”). The pro forma information was prepared based on the historical financial statements and related notes of LCHD and NPI, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that LCHD believes are reasonable. The allocation of the purchase price of the NPI acquisition reflected in these unaudited pro forma combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma combined balance sheet has been prepared to reflect the Acquisition as if the Acquisition had occurred on May 31, 2020. The unaudited pro forma combined statements of income combine the results of operations of LCHD and NPI for the nine months ended May 31, 2020 and for the year ended August 31, 2019, respectively, as if the transaction had occurred on September 1, 2019 and 2018, respectively.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with LCHD treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by LCHD to complete the acquisition was allocated to the assets acquired and liabilities assumed from NPI based upon their estimated fair values on the closing date of the acquisition. LCHD has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from NPI and the related allocations of purchase price, nor has LCHD identified all adjustments necessary to conform NPI’s accounting policies to LCHD’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from NPI will be based on the actual net tangible and intangible assets and liabilities of NPI that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. LCHD estimated the fair value of NPI’s assets and liabilities based on discussions with NPI’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

The unaudited pro forma condensed combined financial statements should be read in conjunction with LCHD’s historical consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the nine months ended May 31, 2020 and Annual Report on Form 10-K for the fiscal year ended August 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2020 and November 29, 2019 respectively.

Transactions between the Company and NPI during the periods presented in the Pro Forma Financial Statements have been eliminated. LCHD expects to incur costs and realize benefits associated with integrating the operations of LCHD and NPI. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies. The unaudited pro forma condensed combined statement of operations does not reflect any non-recurring charges directly related to the acquisition that the combined company may incur upon completion of the transaction.

F-2

LEADER CAPITAL HOLDINGS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF MAY 31, 2020

(In U.S. dollars)

	Historical (Note 1)
	LCHD	NPI	Pro Forma adjustments	Note	Pro Forma

CURRENT ASSETS
Cash and cash equivalents	$163,558	$27,023			$190,581
Prepayments, deposits and other receivables	1,199,417	128,977	(96,917)	(3)	1,231,477
Notes receivable	2,162,895	-	(2,162,895)	(3)	-
Due from a NPI’s director	-	33,322			33,322
Due from NPI’s shareholders	-	34,020			34,020
Tax recoverable	-	2,776			2,776

Total current assets	3,525,870	226,118			1,492,176

Intangible assets	-	-	818,200	(4)	818,200
Goodwill	-	-	3,133,557	(5)	3,133,557
Plant and equipment, net	5,647	25,442			31,089
Operating lease right-of-use assets, net	-	131,157			131,157

TOTAL ASSETS	$3,531,517	$382,717			$5,606,179

F-3

LEADER CAPITAL HOLDINGS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS (CONT’D)

AS OF MAY 31, 2020

(In U.S. dollars)

	Historical (Note 1)
	LCHD	NPI	Pro Forma adjustments	Note	Pro Forma

CURRENT LIABILITIES
Accrued expenses and other payables	$99,551	$240,424	(101,600)	(3)	$238,375
Contract liabilities	-	16,057			16,057
Loans payable	-	2,178,001	(2,174,093)	(3)	3,908
Due to a shareholder	-	115,079			115,079
Due to a director	1,320,414	-			1,320,414
Operating lease liability, current	-	66,570			66,570

Total current liabilities	1,419,965	2,616,131			1,760,403

NON-CURRENT LIABILITES
Deferred tax liabilities	-	-	163,640	(6)	163,640
Bonds payable	600,000	-			600,000
Convertible notes payable to related parties	230,000	-			230,000
Operating lease liability, non-current	-	64,725			64,725

Total liabilities	$2,249,965	$2,680,856			$2,818,768

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock	11,369	-	842	(1)	12,211
Issued share capital	-	3,500,000	(3,500,000)	(2)	-
Subscriptions receivable	-	(3,500,000)	3,500,000	(2)	-
Additional paid-in-capital	6,418,073	211,194	3,470,184	(1)	7,907,209
			(211,194)	(2)
			(1,981,048)	(1)
Accumulated other comprehensive (loss) income	-	(9,145)	21,808	(2)	12,663
Accumulated deficit	(5,147,890)	(2,500,188)	2,503,406	(2)	(5,144,672)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	1,281,552	(2,298,139)			2,787,411

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$3,531,517	$382,717			$5,606,179

F-4

LEADER CAPITAL HOLDINGS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MAY 31, 2020

(In U.S. dollars except share and per share data)

	Historical
	LCHD	NPI	Pro Forma adjustments	Note	Pro Forma

REVENUE	$5,000	$18,659			$23,659

Cost of revenue	-	(306)	(76,706)	(7)	(77,012)
Sales and marketing expenses	-	(214,956)			(214,956)
General and administrative expenses	(3,700,182)	(1,313,540)			(5,013,722)
Total operating expenses	(3,700,182)	(1,528,802)			(5,305,690)

LOSS FROM OPERATIONS	(3,695,182)	(1,510,143)			(5,282,031)

Interest expenses	(47,303)	(99,815)	90,734	(3)	(56,384)
Other income	89,591	34,238	(87,517)	(3)	36,312

LOSS BEFORE INCOME TAXES	(3,652,894)	(1,575,720)			(5,261,959)

INCOME TAX	(30,250)	-	15,341	(8)	(14,909)
NET LOSS	$(3,683,144)	$(1,575,720)			$(5,276,868)

LOSS PER SHARE
Basic and Diluted	$(0.03)				$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and Diluted	113,700,043		8,415,111	(1)	122,115,154

F-5

LEADER CAPITAL HOLDINGS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED AUGUST 31, 2019

(In U.S. dollars except share and per share data)

	Historical
	LCHD	NPI	Pro Forma adjustments	Note	Pro Forma

REVENUE	$18,111	516,304	$(430,589)	(3)	$103,826

Cost of revenue	-	(25,249)	(102,275)	(7)	(127,524)
Sales and marketing expenses	-	(118,511)			(118,511)
General and administrative expenses	(955,569)	(1,106,841)	430,589	(3)	(1,631,821)
Total operating expenses	(955,569)	(1,250,601)			(1,877,856)

LOSS FROM OPERATIONS	(937,458)	(734,297)			(1,774,030)

Interest expenses	(2,795)	(21,883)	9,913		(14,765)
Other income	38,159	13,137	(9,400)		41,896

LOSS BEFORE INCOME TAXES	(902,094)	(743,043)			(1,746,899)

INCOME TAX (EXPENSE) CREDIT	-	(26)	19,432	(8)	19,406
NET LOSS	$(902,094)	$(743,069)			$(1,727,493)

LOSS PER SHARE
Basic and Diluted	$(0.01)				$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and Diluted	104,850,604		8,415,111		113,265,715

F-6

LEADER CAPITAL HOLDINGS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of Transaction

On August 17, 2020, the Company, through its wholly-owned subsidiary JFB Internet Service Limited, acquired all of the issued and outstanding capital stock (the “Acquisition”) of NPI. The aggregate purchase price for the acquisition was $4,850,000, less certain discounts, expenses and reductions for outstanding NPI debt owed to the Company and/or its affiliates, resulting in a net purchase price of $3,506,042 payable in 8,415,111 shares of the Company’s common stock to NPI in accordance with their respective pro rata percentage.

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) are based on LCHD’s and NPI’s historical consolidated financial statements as adjusted to give effect to the Acquisition. For purposes of the Pro Forma Financial Statements, the Company has (i) assumed that the carrying value of all assets and liabilities other than the intangible assets and goodwill identified upon acquisition approximated their respective acquisition date fair values, (ii) has performed a preliminary valuation of NPI’s identifiable assets as of May 31, 2020 and (iii) has computed the value of goodwill based on the total preliminary purchase price, after deducting the assets and liabilities identified in (i) and (ii).

The unaudited pro forma combined balance sheet has been prepared to reflect the Acquisition as if the Acquisition had occurred on May 31, 2020. The unaudited pro forma combined statements of income combine the results of operations of LCHD and NPI for the nine months ended May 31, 2020 and for the year ended August 31, 2019, respectively, as if the transaction had occurred on September 1, 2019 and 2018, respectively.

Note 3 - Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of May 31, 2020 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended May 31, 2020 and the year ended August 31, 2019:

(1)	To reflect the issuance of 8,415,111 shares of LCHD’s common stocks to the shareholders of NPI, valued at $3,471,026 resulting in 129,974,219 total shares of common stock outstanding of LCHD after the acquisition, and the offset of outstanding NPI debt owed to the Company of $1,981,048.

(2)	To eliminate NPI’s historical equity balance which includes additional paid in capital, accumulated deficits and accumulated other comprehensive income.
(3)	To eliminate intercompany balances and transactions between NPI and LCHD.

(4)	To reflect the adjustments to record the identifiable intangible assets acquired in the Acquisition at their estimated fair value of $0.8 million based on a preliminary valuation. The preliminary estimates of the fair values of the intangible assets acquired relate to the acquisition of trade name, active user and technology. The estimated useful life of the intangible assets was 8 years.

(5)	To reflect the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of NPI’s identifiable assets acquired and liabilities assumed. Upon final completion of the fair value assessment, the ultimate purchase price may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.

(6)	To record the deferred tax liability for the temporary tax differences attributable to the acquired intangible assets of NPI.

(7)	Represents additional intangible asset amortization expenses related to the acquired intangible assets recorded at their preliminary fair value as if the Acquisition had occurred on September 1, 2017.

(8)	Reflects the income tax effect on pro forma adjustments of the Acquisition based on the estimated combined statutory tax rate of 20% for the nine months ended May 31, 2020 and 19% for the year ended August 31, 2019.

F-7